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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 August 23, 2005


                          EASYLINK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                     000-26371               13-3787073
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
       of incorporation)                                    Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 (Entry into a Material Definitive Agreement); ITEM 1.02 (Termination
of Material Definitive Agreement)

On August 23, 2005, EasyLink Services Corporation ("EasyLink" or the "Company") entered into Amendment No. 1 to Domain Portfolio Purchase Agreement with Gerald Gorman and NJ Domains LLC, an entity formed by Mr. Gorman ("Amendment No. 1"). In connection with Amendment No. 1, NJ Domains issued a secured promissory note (the "Note") and a security agreement (the "Security Agreement") in favor of the Company and Mr. Gorman issued a guaranty (the "Guaranty") in favor of the Company.

Under Amendment No. 1, the Company terminated its call option to purchase back from NJ Domains its rights in the internet domain names transferred to NJ Domains under a December 23, 2004 Domain Portfolio Purchase Agreement and terminated all of its rights under the Domain Portfolio Purchase Agreement to receive a share of revenues derived from the domains. The previously disclosed December 23, 2004 arrangements are described briefly below. In exchange for the termination of the call option and the revenue sharing arrangement, NJ Domains paid EasyLink total consideration of $2 million, consisting of $700,000 in cash, the Note in the principal amount of $1,130,000 and the cancellation of Mr. Gorman's remaining salary continuation under his severance agreement in the amount of approximately $170,000. The Note is non-interest bearing until after an event of default. The Note is required to be repaid in three installments as follows: $130,000 on September 21, 2005, $500,000 on August 22, 2006 and
$500,000 on August 22, 2007. The Note is secured under the Security Agreement by a security interest in, among other things, the domains transferred under the Domain Portfolio Purchase Agreement, the revenues derived from the use of the domains and the proceeds of the domains. The Note is guaranteed by Mr. Gorman pursuant to the Guaranty.

As a result of the cancellation of the call option and the revenue sharing arrangement in exchange for $700,000 in cash, the Note and the cancellation of Mr. Gorman's remaining approximately $170,000 in salary continuation, EasyLink expects to report a gain before income taxes for this transaction of approximately $2 million in the 3rd quarter of 2005.

As previously announced, on December 23, 2004, EasyLink transferred to NJ Domains, an entity formed by Mr. Gorman, its rights in 1,177 internet domain names and related assets not used in its core business pursuant to a Domain Portfolio Purchase Agreement. Under this agreement, EasyLink retained the option to purchase back from NJ Domains at any time during the fourth and fifth years after the closing date substantially all of the internet domain names transferred for a price of $4,500,000. Under this agreement, EasyLink was entitled to receive 15% of all domain revenues during the second and third years after the closing date and 10% during the fourth and fifth years. In connection with the Domain Portfolio Purchase Agreement, Mr. Gorman agreed to the termination of his employment and, under his severance agreement, was entitled to receive $125,000 in annual salary continuation payable in each of the two years after the closing date.

The respective forms of Amendment No. 1 to Domain Portfolio Purchase Agreement, the Note, the Security Agreement and the Guaranty are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated by reference herein. The foregoing summary of the terms of Amendment No. 1, the Note, the Security Agreement and the Guaranty is not complete and is qualified in its entirety by reference to Exhibits 10.1 through 10.4.

This report may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements. These factors are described in more detail in the Company's filings with the Securities and Exchange Commission.


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ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule
or Standard; Transfer of Listing.

(a) On August 23, 2005, the Company received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company has failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company's failure to file its quarterly report on Form 10-Q for the three months ended June 30, 2005 on a timely basis and that its common stock is therefore subject to potential delisting from The Nasdaq National Market. The Company has requested a hearing before a NASDAQ Listing Qualifications Panel and at the hearing will request a waiver of the compliance failure until the Company files its Form 10-Q for the three months ended June 30, 2005. The Company previously announced that it would not be able to file its Form 10-Q for the quarter ended June 30, 2005 until its recently appointed independent accounting firm completes its review of the Company's financial statements for the quarter and potential adjustments relating to certain prior period expense accruals and foreign tax liabilities have been resolved. The Company's appeal to the Panel will automatically stay the delisting of the Company's common stock pending the Panel's review and determination. However, the Company can provide no assurance that the Panel will grant its request for continued listing. The Company's stock will remain listed on The NASDAQ National Market under the trading symbol "EASYE" during the pendency of the Panel's review and determination.

(b) On August 23, 2005, the Company also received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that for 30 consecutive trading days the bid price of its common stock closed below the minimum $1.00 per share required for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5) (the "Minimum Bid Price Rule"). This notification from Nasdaq has no effect on the listing of the Company's common stock on the Nasdaq National Market at this time, and the Company has not yet determined to take any particular action in response to this notification.

The letter from Nasdaq indicates that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has until February 21, 2006 (180 calendar days from the date of the letter) to regain compliance with the Minimum Bid Price Rule. The Company may regain compliance with the Minimum Bid Price Rule if, at any time before February 21, 2006, the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance. The letter states that, if compliance with the minimum Bid Price Rule cannot be demonstrated by February 21, 2006, the Nasdaq staff will provide written notification that the Company's common stock will be delisted, and at that time the Company may appeal the staff's determination to a Listing Qualifications Panel. The letter also indicates that, alternatively, the Company may apply to transfer its common stock to The Nasdaq SmallCap Market if the Company satisfies the requirements for initial inclusion on the Nasdaq SmallCap Market, other than the Minimum Bid Price Rule, and that if the application is approved, the Company will be afforded the remainder of the Nasdaq SmallCap Market's additional 180-day compliance period to regain compliance with the Minimum Bid Price Rule while on the Nasdaq SmallCap Market.

No assurance can be given that the Company will be able to regain compliance with the Minimum Bid Price Rule by February 21, 2006, that it will be eligible to transfer to The Nasdaq SmallCap Market or that, if it is able to transfer to The Nasdaq SmallCap Market, that it will be able to regain compliance with the Minimum Bid Price Rule within any additional compliance period.

The Company issued a press release announcing the notices received from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.



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ITEM 9.01 (C) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.                          DESCRIPTION

Exhibit 10.1* Amendment No. 1 to Domain Portfolio Purchase Agreement dated August 22, 2005 among EasyLink Services Corporation, NJ Domains LLC and Gerald Gorman*

Exhibit 10.2 Secured Promissory Note dated August 22, 2005 issued by NJ Domains LLC in favor of EasyLink Services Corporation.

Exhibit 10.3 Security Agreement dated August 22, 2005 entered into by NJ Domains LLC in favor of EasyLink Services Corporation.

Exhibit 10.4 Guaranty dated August 22, 2005 issued by Gerald Gorman in favor of EasyLink Services Corporation.

Exhibit 99.1      Press Release dated August 25, 2006

                  * Certain schedules are omitted, but will be furnished supplementally to the Commission upon request.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2005

                                            EASYLINK SERVICES CORPORATION


                                            By: s/Thomas Murawski
                                                ---------------------
                                            Thomas Murawski, Chairman, President
                                            and Chief Executive Officer


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                                INDEX TO EXHIBITS


EXHIBIT NO.                        DESCRIPTION

Exhibit 10.1* Amendment No. 1 to Domain Portfolio Purchase Agreement dated August 22, 2005 among EasyLink Services Corporation, NJ Domains LLC and Gerald Gorman*

Exhibit 10.2 Secured Promissory Note dated August 22, 2005 issued by NJ Domains LLC in favor of EasyLink Services Corporation.

Exhibit 10.3 Security Agreement dated August 22, 2005 entered into by NJ Domains LLC in favor of EasyLink Services Corporation.

Exhibit 10.4 Guaranty dated August 22, 2005 issued by Gerald Gorman in favor of EasyLink Services Corporation.

Exhibit 99.1      Press Release dated August 25, 2006

                  * Certain schedules are omitted, but will be furnished supplementally to the Commission upon request.